INDEPENDENT CONTRACTOR SERVICES AGREEMENT

This Agreement is made and entered into as of December 15, 2006 (the “Effective Date”), by and between HandHeld Entertainment, Inc. (the “Company”), having a principal place of business at 539 Bryant Street, suite 403, San Francisco, California 94107 and Scott John Paul Worsnop, an individual having a principal place of business at calle Nicaragua 10, Javea, 03730, Alicante, Spain (“Contractor”).

WHEREAS, the Company has acquired the Business relating to Yourdailymedia.com, which business was previously managed by Contractor; and

WHEREAS, “Business” shall have the meaning set forth in the Asset Purchase Agreement executed by and between the Company and Contractor on even date herewith (the “Purchase Agreement”); and

WHEREAS, the Company needs an experienced person to assist the Company with the successful transition of the Business from Contractor to the Company and to advise the Company regarding the Business; and

WHEREAS, the Company wishes to engage Contractor and Contractor wishes to be engaged by the Company for such purposes.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereby agree as follows:

1. Engagement of Services. Company may issue Project Assignments to Contractor in the form attached to this Agreement as Exhibit A (“Project Assignment”). Subject to the terms of this Agreement, Contractor will render the services set forth in each Project Assignment accepted by Contractor by the completion dates set forth in such Project Assignment. The Company and Contractor expect that Contractor will render such services remotely (i.e., outside of the United States). However, Contractor agrees to be available to render services to the Company for a period of no less than one (1) week per calendar month (“On Site Services”) at the Company’s San Francisco office, which is located at the address set forth above.

2. Compensation; Timing. Company will pay Contractor the fee set forth in each Project Assignment for services rendered pursuant to this Agreement. Upon termination of this Agreement for any reason, Contractor will be paid fees on the basis stated in the Project Assignment(s) for services which have been completed. Contractor will be reimbursed only for expenses which are incurred prior to termination of this Agreement for any reason and which are either expressly identified in a Project Assignment or approved in advance in writing by a Company manager. Contractor will be reimbursed for such fees and expenses no later than thirty (30) days after Company’s receipt of Contractor’s invoice, provided that reimbursement for expenses may be delayed until such time as Contractor has furnished such documentation for authorized expenses as Company may reasonably request.

3. Independent Contractor Relationship. Contractor’s relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Contractor will not be entitled to any of the benefits which Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Contractor is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager. Contractor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any United States federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Contractor is also solely responsible for, and will file, on a timely basis all tax returns and payments required by any foreign tax authority. Contractor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Contractor’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes (whether such taxes arise under United States or foreign law). Company will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4. Intellectual Property Rights.

4.1 Disclosure and Assignment of Innovations.

(a) Innovations; Company Innovations. “Innovations” includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Company Innovations” are Innovations that Contractor, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Contractor’s work for Company under this Agreement. For avoidance of doubt, Company Innovations shall not include Innovations that relate solely to the Separate Businesses (as defined in the Purchase Agreement).

(b) Disclosure and Ownership of Company Innovations. Contractor agrees to make and maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Contractor agrees to promptly disclose to Company every Company Innovation. Contractor hereby does and will assign to Company or Company’s designee Contractor’s entire worldwide right, title and interest in and to all Company Innovations and all associated records and intellectual property rights. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Contractor to Company, Contractor hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to the Company Innovations can be neither assigned nor licensed by Contractor to Company, Contractor hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest to such non-assignable and non-licensable rights.

(c) Assistance. Contractor agrees to execute upon Company’s request a signed transfer of Company Innovations to Company in the form included in each Project Assignment for each of the Company Innovations, including, but not limited to, computer programs, notes, sketches, drawings and reports. Contractor agrees to assist Company in any reasonable manner to obtain, perfect and enforce, for Company’s benefit, Company’s rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the Company Innovations. Contractor agrees to execute, when requested, for each of the Company Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Company Innovation, (ii) documentation (including without limitation assignments) to permit Company to obtain, perfect and enforce Company’s right, title and interest in and to such Company Innovation, and (iii) any other lawful documents deemed necessary by Company to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Company. In the event that Company is unable for any reason to secure Contractor’s signature to any document Contractor is required to execute under this Paragraph 4.1(c) (“Assistance”), Contractor hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Contractor’s agents and attorneys-in-fact to act for and in Contractor’s behalf and instead of Contractor, to execute such document(s) with the same legal force and effect as if executed by Contractor.

(d) Out-of-Scope Innovations. If Contractor incorporates any Innovations relating in any way to Company’s business or demonstrably anticipated research or development or business which were conceived, reduced to practice, created, derived, developed or made by Contractor either outside of the scope of Contractor’s work for Company under this Agreement or prior to the Effective Date (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, Contractor hereby grants to Company or Company’s designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of-Scope Innovations which Contractor incorporates, or permits to be incorporated, in any Company Innovations. Contractor agrees that Contractor will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any of the Company Innovations without Company’s prior written consent.

4.2 Confidential Information.

(a) Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, Company’s suppliers and customers, and includes, without limitation, Company Innovations, Company Property, and Company’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

(b) Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Contractor shall neither use nor disclose the Confidential Information. Contractor may use the Confidential Information solely to perform Project Assignment(s) for the benefit of Company. Contractor agrees that Contractor shall treat all Confidential Information of Company with the same degree of care as Contractor accords to Contractor’s own Confidential Information, but in no case less than reasonable care. If Contractor is not an individual, Contractor agrees that Contractor shall disclose Confidential Information only to those of Contractor’s employees who need to know such information, and Contractor certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to Contractor under this Agreement. Contractor agrees not to communicate any information to Company in violation of the proprietary rights of any third party. Contractor will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Contractor agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.

(c) Exclusions from Nondisclosure and Nonuse Obligations. Contractor’s obligations under Paragraph 4.2(b) (“Nondisclosure and Nonuse Obligations”) with respect to any portion of the Confidential Information shall not apply to any such portion which Contractor can demonstrate, (a) was in the public domain at or subsequent to the time such portion was communicated to Contractor by Company through no fault of Contractor; (b) was rightfully in Contractor’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Contractor by Company; or (c) was developed by employees of Contractor independently of and without reference to any information communicated to Contractor by Company. A disclosure of Confidential Information by Contractor, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Contractor shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

4.3 Ownership and Return of Company Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Contractor by Company, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of Company or Company’s suppliers or customers, and Contractor hereby does and will assign to Company all rights, title and interest Contractor may have or acquire in the Company Property. Contractor agrees to keep all Company Property at Contractor’s premises unless otherwise permitted in writing by Company. At Company’s request and no later than five (5) days after such request, Contractor shall destroy or deliver to Company, at Company’s option, (a) all Company Property, (b) all tangible media of expression in Contractor’s possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Contractor’s compliance with Contractor’s obligations under this sentence.

4.4 Observance of Company Rules. At all times while on Company’s premises, Contractor will observe Company’s rules and regulations with respect to conduct, health and safety and protection of persons and property.

5. No Conflict of Interest. Except as provided in Section 2.3 of the Purchase Agreement, and during the term of this Agreement, Contractor will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Contractor’s obligations, or the scope of services rendered for Company, under this Agreement. Contractor warrants that, to the best of Contractor’s knowledge, there is no other contract or duty on Contractor’s part which conflicts with or is inconsistent with this Agreement. Contractor agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Contractor of any services agreement with any third party.

6. Term and Termination.

6.1 Term. This Agreement is effective as of the Effective Date set forth above and will continue until December 31, 2007, unless sooner terminated pursuant to the provisions set forth herein (the “Term”).

6.2 Termination by Company. Company may terminate this Agreement without cause at any time, with termination effective immediately upon Company’s delivery to Contractor of written notice of termination.

6.3 Termination by Contractor. Contractor may terminate this Agreement without cause at any time, with termination effective immediately upon Contractor’s delivery to Company of written notice of termination.

6.4 Survival. The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 4 (“Intellectual Property Rights”), 6.4 (“Survival”), and (“General Provisions”) will survive any termination or expiration of this Agreement.

7. General Provisions.

7.1 Successors and Assigns. Contractor may not subcontract or otherwise delegate Contractor’s obligations under this Agreement without Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Company’s successors and assigns, and will be binding on Contractor’s assignees.

7.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth in the Purchase Agreement or to such other address as either party may specify in writing.

7.3 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

7.4 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

7.5 Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Company, and no breach excused by Company, unless such waiver or consent is in writing signed by Company. The waiver by Company of, or consent by Company to, a breach of any provision of this Agreement by Contractor, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Contractor. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

7.6 Injunctive Relief for Breach. Contractor’s obligations under this Agreement are of a unique character that gives them particular value; Contractor’s breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

7.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“Company” HANDHELD ENTERTAINMENT, INC. By: /s/ Jeff Oscodar Name: Jeff Oscodar Title: President & CEO	“Contractor” SCOTT JOHN PAUL WORSNOP By: /s/ Scott John Paul Worsnop Name: Scott John Paul Worsnop Title:

EXHIBIT A

PROJECT ASSIGNMENT

Services: Contractor agrees to do the following: (i) advise the Company regarding the transition of the Business from Contractor to the Company; (ii) manage the Business, which shall include, without limitation, updating the Yourdailymedia.com website with media content, maintaining link trades, answering user questions, and, in general, ensuring that the Business is properly functioning.

Compensation: Contractor will be compensated as follows:

•
The Company shall pay Contractor Two Thousand Dollars ($2,000) per calendar month for each month of Services rendered to the Company (the “Fee”). The Fee (or such portion thereof as shall have been earned by Contractor at such time) shall be payable on the 15th and the last day of each calendar month during the Term.

•
In the event that the Company terminates Contractor’s consulting relationship with the Company other than for Cause (as defined in Exhibit B to this Agreement) or Contractor terminates the consulting relationship with the Company for Good Reason (as also defined in Exhibit B to this Agreement), then Company shall pay to Contractor a termination fee equal to one (1) month of the then-current Fee.

Expenses. Company will reimburse Contractor for all reasonable expenses incurred in connection with this Project Assignment upon receipt of proper documentation of those expenses from Contractor. All expenses in excess of Two Hundred Fifty Dollars ($250) in the aggregate, excluding travel and lodging expenses incurred in connection with the On-Site Services, which shall require separate prior approval, incurred in a single month will require prior approval from the Company.

NOTE: This Project Assignment is governed by the terms of an Independent Contractor Services Agreement in effect between Company and Contractor. Any item in this Project Assignment which is inconsistent with that Agreement is invalid.

IN WITNESS WHEREOF, the parties have executed this Project Assignment as of the date first written above.

“Company” HANDHELD ENTERTAINMENT, INC. By: /s/ Jeff Oscodar Name: Jeff Oscodar Title: President & CEO	“Contractor” SCOTT JOHN PAUL WORSNOP By: /s/ Scott John Paul Worsnop Name: Scott John Paul Worsnop Title:

EXHIBIT B

DEFINITIONS

1. “Cause” is defined as (a) Contractor’s willful act or omission involving material injury to the Company; (b) Contractor’s willful disobedience of reasonable directives of the Board or Contractor’s supervisor(s); or (c) Contractor’s conviction of any felony. No act, omission or failure to act by Contractor shall be deemed “willful” unless committed without good faith and without reasonable belief that the act, omission or failure to act was in the Company’s best interests.

2. “Good Reason” is defined as (a) a reduction in Contractor’s Fee, without Contractor’s written consent; (b) a material change in Contractor’s position, responsibilities and duties measured against such position, again, without Contractor’s written consent; or (c) the Company’s requirement that Contractor move his or her primary business location more than fifty (50) miles from its current location . Contractor hereby acknowledges and agrees that rendering On Site Services pursuant to the Agreement shall not constitute a move of Contractor’s primary business location for purposes of Definition 2(c) above.